Exhibit 99.1

Hortonworks Reports Financial Results for First Quarter 2015

SANTA CLARA, Calif.—May 12, 2015—Hortonworks, Inc.® (NASDAQ: HDP), the leading contributor to and provider of enterprise Apache™ Hadoop® via the Hortonworks Data Platform (HDP™), today announced financial results for the first quarter 2015.

“We are pleased with our first quarter performance which was highlighted by strong revenue growth and the addition of 105 new support subscription customer logos” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “This brings our support subscription customer base to over 400 and represents over 200% year-over-year growth in our customer base. Coupled with our 143% dollar-based net expansion rate over the trailing four quarters, it is becoming more evident that our land and expand strategy is leading to rapid Hadoop adoption across many enterprise organizations.”

First quarter 2015 financial highlights:

•	Revenue: Total GAAP revenue was $22.8 million, an increase of 167% compared to the first quarter of 2014.

•	Gross Billings: Gross billings were $28.1 million, a 99% increase over the $14.1 million in the same period last year.

•	Gross Profit: Total GAAP gross profit was $11.3 million, compared to gross profit of $2.6 million in the first quarter of 2014. Non-GAAP gross profit for the quarter was $11.6 million compared to $4.8 million in the year ago period. Non-GAAP gross margin was 51% for the first quarter 2015, compared to 45% during the same period last year.

•	Operating Loss: GAAP operating loss for the first quarter totaled $40.5 million, compared to a loss of $20.3 million during the first quarter last year. Non-GAAP operating loss for the first quarter was $32.3 million, compared to a loss of $15.8 million during the same period last year.

•	Net Loss: GAAP net loss for the first quarter was $40.1 million or $0.97 per basic and diluted share, compared to a GAAP net loss of $20.3 million or $5.25 per basic and diluted share in the first quarter of 2014. Non-GAAP net loss for the first quarter of 2015 was $32.0 million or $0.77 per basic and diluted share, compared to a net loss of $15.7 million or $4.08 per basic and diluted share in the same period last year.

•	Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2015 resulted in a loss of $26.1 million, compared to a loss of $12.0 million for the first quarter of 2014.

•	Deferred Revenue: Deferred revenue was $68.3 million, a 117% increase over the $31.5 million reported as of March 31, 2014 and an 8% increase over the $62.9 million reported as of December 31, 2014.

•	Cash & Investments: As of March 31, 2015, Hortonworks had cash and investments of $170.6 million, compared to $204.5 million as of December 31, 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•	Open Data Platform (ODP) Update. Big data leaders Hortonworks, IBM and Pivotal recently announced that their respective Hadoop-based platforms (HDP 2.2, IBM Open Platform 4.0, Pivotal HD 3.0) are now aligned on a common ODP core of Apache Hadoop 2.6 (inclusive of HDFS, YARN, MapReduce) and Apache Ambari. The ODP core simplifies adoption of Apache Hadoop for the enterprise, improves ecosystem interoperability and unlocks customer choice. ODP members include the following industry leaders: GE, Hortonworks, IBM, Infosys, Pivotal, SAS, Altiscale, Capgemini, CenturyLink, EMC, PLDT, Splunk, Teradata, Verizon, VMware and WANdisco.

•	Data Governance Initiative (or DGI) Update. Hortonworks announced that JPMorgan Chase & Co. (financial services) and Schlumberger (oil and gas) have joined DGI to address data stewardship and data lifecycle management across their respective industry verticals. Recall other industry leading companies like Aetna (insurance), Target (retail), Merck (healthcare) and SAS (technology) joined the collaboration earlier this year.

•	Pivotal. In April, Hortonworks and Pivotal announced that Pivotal HAWQ, a key product in the Pivotal Big Data Suite, is available and certified on the Hortonworks Data Platform allowing all the benefits of the best-in-class SQL on Hadoop engine to be leveraged by enterprises that are investing in HDP. Additionally, HAWQ can now be managed by Apache Ambari.

•	EMC. Hortonworks and EMC continue to expand their extensive collaboration most recently with the Federation Business Data Lake where EMC can implement a data lake in as little as seven days with HDP enabling the Hadoop capabilities. Additionally, EMC’s Isilon OneFS file system is now certified with HDP allowing EMC customers to use HDP on their existing Isilon implementations.

•	Cisco. In March, Cisco announced it established a software resale agreement with Hortonworks including marketing, sales and training worldwide for Cisco sales and support organizations. HDP is available to Cisco’s partners and customers on the Cisco Global Price List (GPL) and is offered with single touch deployment on the Cisco Unified Computing System (UCS) Director Express for Big Data.

•	Yahoo! JAPAN. Hortonworks announced that Yahoo! JAPAN is building one of the largest Hadoop clusters in Japan based on HDP and is also engaged in deep joint engineering work that will ultimately be contributed back to the Apache Software Foundation (ASF).

•	SequenceIQ. In April, Hortonworks announced it acquired SequenceIQ, a Hungarian-based open source provider of rapid deployment tools for Hadoop, to deliver a consistent and automated solution for launching on-demand Hadoop clusters in the cloud or to any environment that supports Docker containers.

Financial Outlook

As of May 12, 2015, Hortonworks is providing the following non-GAAP financial outlook for its second quarter and full year 2015:

For the second quarter of 2015, we expect:

•	Total revenue between $22.5 million and $23.5 million, representing year-over-year growth of 90% at the midpoint.

•	Gross Billings between $35.5 million and $37.5 million, representing year-over-year growth of 86% at the midpoint.

•	Adjusted EBITDA resulting in a loss between $21.0 million and $23.0 million.

For the full year 2015, we expect:

•	Total revenue between $94.0 million and $97.0 million, representing year-over-year growth of 83% at the midpoint.

•	Gross Billings between $153.0 million and $159.0 million, representing year-over-year growth of 79% at the midpoint.

•	Adjusted EBITDA resulting in a loss between $78.0 million and $84.0 million.

First Quarter 2015 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast today to discuss the results and outlook at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Tuesday, May 12, 2015. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for revenue, gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share, adjusted EBITDA and gross billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The company’s financial measures under GAAP include stock-based compensation expense, AT&T Contra-revenue, depreciation expense, interest and other income, and other expense. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.

Non-GAAP revenue is calculated as GAAP revenue less the non-GAAP contra-revenue adjustments associated with the issuance of equity to an affiliate of AT&T. Management believes non-GAAP revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Gross Billings are calculated as non-GAAP revenue plus the quarterly sequential change in total deferred revenue. Management believes gross billings offer investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as Non-GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by non-GAAP revenue. Management believes non-GAAP gross margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP operating loss is calculated as GAAP operating loss plus our non-GAAP cost of revenue and operating expense adjustments. Management believes operating loss offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by non-GAAP revenue. Management believes non-GAAP operating margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP net loss is calculated as GAAP net loss plus non-GAAP revenue adjustments, minus non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Adjusted EBITDA is calculated as gross billings minus non-GAAP cost of revenue and operating expenses plus depreciation expense. Management believes adjusted EBITDA offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Use of forward-looking statements

This release contains “forward-looking statements” regarding our performance, including in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 27, 2015 and in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

We undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks develops, distributes and supports the only 100% open source Apache Hadoop data platform. Our team comprises the largest contingent of builders and architects within the Hadoop ecosystem who represent and lead the broader enterprise requirements within these communities.

The Hortonworks Data Platform provides an open platform that deeply integrates with existing IT investments and upon which enterprises can build and deploy Hadoop-based applications.

Hortonworks has deep relationships with the key strategic data center partners that enable our customers to unlock the broadest opportunities from Hadoop.

For more information, visit www.hortonworks.com.

Hortonworks, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
Support subscription and professional services revenue:
Support subscription	$13,575	$4,289
Professional services	9,198	4,248

Total support subscription and professional services revenue	22,773	8,537
Cost of revenue:
Support subscription	2,549	589
Professional services	8,911	5,311

Total cost of revenue	11,460	5,900

Gross profit	11,313	2,637

Operating expenses:
Sales and marketing	27,757	10,193
Research and development	14,980	7,793
General and administrative	9,052	4,933

Total operating expenses	51,789	22,919

Loss from operations	(40,476)	(20,282)
Other income, net	426	30

Loss before income tax expense	(40,050)	(20,252)
Income tax expense	84	21

Net loss	$(40,134)	$(20,273)

Net loss per share of common stock, basic and diluted	$(0.97)	$(5.25)

Weighted average shares used in computing net loss per share of common stock, basic and diluted	41,479,563	3,857,948

Hortonworks, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$78,740	$129,084
Short-term investments	87,226	75,381
Accounts receivable, net	34,507	32,900
Prepaid expenses and other current assets	6,475	3,728

Total current assets	206,948	241,093
Property and equipment, net	12,248	11,182
Long-term investments	4,615	—
Goodwill	2,119	2,119
Other non-current assets	678	304
Restricted cash	1,310	1,341

TOTAL ASSETS	$227,918	$256,039

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,992	$7,087
Accrued compensation and benefits	10,377	9,913
Accrued liabilities	8,956	6,333
Deferred revenue	59,053	50,280

Total current liabilities	82,378	73,613
Long-term deferred revenue	9,198	12,643
Other long-term liabilities	3,753	2,713

TOTAL LIABILITIES	95,329	88,969

STOCKHOLDERS’ EQUITY:

Common stock, par value of $0.0001 per share—114,500,000 shares authorized as of March 31, 2015 and December 31, 2014; 41,925,855 and 40,897,583 shares issued and outstanding as of March 31, 2015 and December 31, 2014, actual	4	4
Additional paid-in capital	444,776	439,005
Accumulated other comprehensive loss	(320)	(202)
Accumulated deficit	(311,871)	(271,737)

TOTAL STOCKHOLDERS’ EQUITY	132,589	167,070

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$227,918	$256,039

Hortonworks, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(40,134)	$(20,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	894	225
Amortization of premiums from investments	282	67
Stock-based compensation expense	5,194	2,148
Contra-revenue adjustment related to share purchase agreement	—	2,040
Loss on disposal of assets	5	25
Changes in operating assets and liabilities:
Accounts receivable	(1,607)	(795)
Prepaid expenses and other current assets	(2,895)	(1,099)
Other assets	(390)	(5)
Accounts payable	(447)	(382)
Accrued liabilities and other long-term liabilities	4,577	2,331
Accrued compensation and benefits	464	(234)
Deferred revenue	5,328	3,563

Net cash used in operating activities	(28,729)	(12,389)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(42,057)	—
Proceeds from maturities of investments	27,861	2,920
Issuance of promissory note receivable	(2,500)	—
Change in restricted cash	31	—
Purchases of property and equipment	(5,263)	(379)

Net cash (used in) provided by investing activities	(21,928)	2,541

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of preferred stock, net of issuance costs	—	99,742
Proceeds from issuance of common stock	313	96

Net cash provided by financing activities	313	99,838

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(50,344)	89,990
CASH AND CASH EQUIVALENTS—Beginning of period	129,084	25,304

CASH AND CASH EQUIVALENTS—End of period	$78,740	$115,294

Reconciliation of GAAP to Non-GAAP

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Non-GAAP Revenue: GAAP revenue	$22,773	$8,537
AT&T Contra-revenue	—	2,040

Non-GAAP revenue	$22,773	$10,577

Gross Billings: Non-GAAP revenue	$22,773	$10,577
Deferred revenue—end of period	68,251	31,491
Less: Deferred revenue—beginning of period	(62,923)	(27,928)

Total change in deferred revenue	5,328	3,563

Gross billings	$28,101	$14,140

Non-GAAP Gross Profit and Margin: Gross profit	$11,313	$2,637
Stock-based compensation expense	270	73
AT&T Contra-revenue	—	2,040

Non-GAAP gross profit	$11,583	$4,750

Gross margin percentages:
GAAP	50%	31%
Non-GAAP	51%	45%

Non-GAAP Operating Loss and Margin: Operating loss	$(40,476)	$(20,282)
Stock-based compensation expense	5,194	2,148
AT&T Contra-revenue	—	2,040
Acquisition-related retention bonus	2,947	—
Other	—	338

Non-GAAP operating loss	$(32,335)	$(15,756)

Operating margin percentages:
GAAP	(178)%	(238)%
Non-GAAP	(142)%	(149)%

Non-GAAP Net Loss and Net Loss per Share: Net loss	$(40,134)	$(20,273)
Stock-based compensation expense	5,194	2,148
AT&T Contra-revenue	—	2,040
Acquisition-related retention bonus	2,947	—
Other	—	338

Non-GAAP net loss	$(31,993)	$(15,747)

Weighted average shares	41,479,563	3,857,948
Non-GAAP net loss per share	$(0.77)	$(4.08)

	Three Months Ended March 31,
	2015	2014
Adjusted EBITDA:
Gross billings	$28,101	$14,140
Less: Cost of revenue	(11,460)	(5,900)

Less: Operating expenses	(51,789)	(22,919)
Add: Non-GAAP cost of revenue and operating expense adjustments:
Stock-based compensation expense	5,194	2,148
Depreciation expense	894	225
Acquisition-related retention bonus	2,947	—
Other	—	338

Adjusted EBITDA	$(26,113)	$(11,968)

Stock-based compensation expense by function:
Cost of revenue	$270	$73
Sales and marketing	1,417	178
Research and development	2,123	274
General and administrative	1,384	1,623

Stock-based compensation expense	$5,194	$2,148

For Additional Information Contact:

Brian Marshall

VP, Corporate Development

bmarshall@hortonworks.com

650-305-7806